Exhibit 10.18

COOPERATION AGREEMENT OF JOINT RESEARCH PROJECT

This Cooperation Agreement of Joint Research Project (“Agreement”) is entered into on September 19, 2020, by and between:

Jilin Agricultural University, a university located at No. 2888 Xincheng Street, Changchun City to host the research project, hereinafter referred to as “Party A”, and

Jilin Zhengye Biological Products Co., Ltd, a company located at No. 8 Hanlin Road, Economic and Technological Development Zone, Jilin City to support the research project, hereinafter referred to as “Party B”,

Collectively referred to as the “Parties”.

WHEREAS, the Parties wish to collaborate on the research project named [The Development of Fish Enteritis Gene-deletion-attenuated Live Vaccine].

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in accordance with the provisions of the Contract Law of the People’s Republic of China, the Parties agree as follows:

1.	Project Description:

1.1 The Parties agree to jointly apply for the government funding for the research project named [The Development of Fish Enteritis Gene-deletion-attenuated Live Vaccine].

1.2 Division of the Tasks:

Party A shall take the following tasks as to report, implement, and summarize the project as the host of the research of “construction and immune effect evaluation of live attenuated vaccine strains caused by bacterial enteritis gene deletion in fish, and screening of frozen protective agents for live attenuated vaccine strains caused by bacterial enteritis gene deletion in fish”.

Party B shall take the following tasks as to “optimize the process related to the attenuated live vaccine caused by gene deletion in fish bacterial enteritis in the project”.

2.	Allocation of the Funding

2.1 After receiving funding for the project, Party A shall allocate an amount of 50,000 RMB to Party B. The payment shall be made in accordance with Point 1 described as follows:

(1) After the project funding are received, Party A shall make a one-time payment to Party A;

(2) If the project funding is granted on an installment plan, Party A shall pay Party B within 30 days upon receipt of each installment.

3.	Miscellaneous

3.1 If the funding application is approved, the validity period of this Agreement will be automatically extended until the project is completed and assessed. If the funding application is not approved, this Agreement will automatically terminate.

3.2 This Agreement is executed in two original counterparts each of which shall have equal effect in law. Each Party shall keep one copy of the original Agreement.

3.3 Without the permission of the other party, neither Party A nor Party B shall disclose the content of this Agreement, as well as relevant technical information, materials, etc., to any third party. The confidentiality period is 3 years.

3.4 Any disputes arising from the performance of this contract between the cooperating parties shall be resolved through consultation and mediation. Any dispute which cannot be resolved through mutual negotiation and coordination shall be handled in accordance with Point 2:

(1) Submit to the _____ Arbitration Commission for arbitration.

(2) Bring a lawsuit to the People’s Court in accordance with the law.

3.5 The Parties hereto may enter into written supplemental agreements in relation to the matters not mentioned herein through negotiation. Supplemental agreements shall have equal legal effect of this Agreement.

3.6 Any exhibits, memorandum, and other documents related to this Agreement shall have the same legal effect as this Agreement.

Party A: Jilin Agricultural University (seal)

By
Legal Person/Manager

Date

Party B: Jilin Zhengye Biological Products Co., Ltd (seal)

By
Legal Person/Manager

Date

Exhibit: Proof of the Self-raised Funding

Proof of the Self-raised Funding for Research Project for the Provincial Department of Science and Technology

It is to certify that Jilin Zhengye Biological Products Co., Ltd (“Company”) and Professor Zhang Lei from Jilin Agricultural University jointly apply for the 2022 Annual Project sponsored by Jilin Provincial Department of Science and Technology with the project [The Development of Fish Enteritis Gene-deletion-attenuated Live Vaccine] with a self-raised funding of 250,000 RMB fully provided by the Company as R&D investment fund. The Company agrees to set up a separate account for the self-raised funding and use the funding exclusively for the project.

The self-raised funding is used mainly for material expenses and labor cost.

By
Project Leader

Jilin Zhengye Biological Products Co., Ltd (corporate seal)

By
Legal Person/Manager

Date

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